 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 652-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 24, 2022, Michael Witherill was re-appointed Chief Financial Officer of Rivulet Media, Inc. (the “Company”). Mr. Witherill, age 60, previously served as Chief Financial Officer of the Company from July 1, 2020, until October 26, 2021. Mr. Witherill also serves as President and Vice-Chairman of the Company.

Mr. Witherill’s biographical information and business experience is incorporated by reference to Item 10 of the Company’s Form 10-K filed on May 13, 2022. The list of transactions with Mr. Witherill described in Item 404(a) of Regulation S-K is incorporated by reference to Item 13 of the Company’s Form 10-K filed on May 13, 2022.

Mr. Witherill was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Witherill and any director or executive officer of the Company. The Company did not enter into or materially amend any plan, contract, or arrangement that Mr. Witherill will participate in in connection with his appointment.

Also, effective May 24, 2022, Rick Gean resigned from his position as Interim Chief Financial Officer of the Company and accepted a position as a financial consultant to the Company. Mr. Gean had been appointed Interim Chief Financial Officer to assist the Company by overseeing the filing of its Form 10-K for the fiscal year ended July 31, 2021, which was filed on May 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2022

Rivulet Media, Inc., a Delaware corporation

By: /s/ Michael Witherill

       Michael Witherill, President and CFO